                                                                    Exhibit 2.12

                        DATED THIS 1st DAY OF April 2001




                                     BETWEEN




                             ADAPTEC MFG (S) PTE LTD



                                       AND



                                  ROXIO CI LTD.






                     INTERNATIONAL ASSET TRANSFER AGREEMENT

                                TABLE OF CONTENTS


1.       DEFINITIONS & INTERPRETATION.............................................................................1

2.       TRANSFER OF TECHNOLOGY...................................................................................3

3.       CONSIDERATION............................................................................................4

4.       COMPLETION...............................................................................................4

5.       REPRESENTATIONS AND WARRANTIES...........................................................................5

6.       DURATION OF THIS AGREEMENT...............................................................................5

7.       ASSIGNMENT...............................................................................................5

8.       COSTS AND EXPENSES.......................................................................................5

9.       NOTICES..................................................................................................5

10.      PREVIOUS AGREEMENTS AND AUTHORITY........................................................................6

11.      REMEDIES.................................................................................................6

12.      SEVERANCE................................................................................................6

13.      ARBITRATION AND APPLICABLE LAW...........................................................................6

THIS AGREEMENT is made on the 1st day of April, 2001 ("the Effective Date"),


         BETWEEN


(1) Adaptec Mfg (s) pte ltd (Regn No. 00121/1987-N) ("AMS"), a company incorporated in the Republic of Singapore with its registered office at No. 2 Chai Chee Drive, Singapore 4690443);


         AND


(2) Roxio CI Ltd. (Regn No. 103240) ("RCI"), a company incorporated in the Cayman Islands with its registered office at Offices of Walkers, Walker House, PO Box 265GT, Mary Street, George Town, Grand Cayman, Cayman Islands, B.W.I.


         WHEREAS

(A) AMS is a private limited company incorporated in the Republic of Singapore and has at the date hereof the authorised share capital and issued and paid-up share capital as set out in Schedule 1.

(B) RCI is currently a 100% owned subsidiary of AMS and has at the date hereof the authorised share capital and issued and paid-up share capital as set out in Schedule 2.

(C) AMS is desirous of transferring certain technology and rights (hereinafter referred to as the "RCI Technology"), equity interests as set out in Schedule 3, and cash consideration to its subsidiary, RCI, and in consideration therefor, RCI shall issue one (1) ordinary share of US$1/- in its capital to AMS as set out in Schedule 4 upon the terms and subject to the conditions contained in this Agreement.


         IT IS HEREBY AGREED as follows:-


1.       DEFINITIONS & INTERPRETATION

         In this Agreement:

         1.1 the following words and expressions shall have the following meanings:-

                  "CASH CONSIDERATION"         shall mean the sum of Twenty
                                               Million Dollars (US$20,000,000)
                                               to be paid by check or wire
                                               transfer;

                  "COMPLETION DATE"            means April 1, 2001 or such other
                                               date as the parties hereto may
                                               agree in writing;

                  "CONSIDERATION SHARES"       means one (1) ordinary share
                                               of US$1/- in the capital of
                                               RCI credited as fully paid up
                                               to be allotted and issued by
                                               RCI to AMS as set out against
                                               its name in Schedule 4;

                  "DIRECTORS"                  means the directors (including
                                               their alternates) for the time
                                               being of AMS and RCI and
                                               "Director" shall mean any of
                                               them;

                  "SHAREHOLDERS"               means the persons who are
                                               registered for the time being as
                                               holders of the shares in the
                                               Register of Members of RCI and
                                               AMS.

                  "US$"                        means United States dollar.

                  "RCI TECHNOLOGY"             means the technology acquired
                                               by AMS under the Prior
                                               Agreements and currently held
                                               by AMS, which relates to the
                                               RCI Business and does not
                                               relate primarily to the
                                               business of AMS or Adaptec,
                                               Inc.

                  "RCI BUSINESS"               means (a) the business and
                                               operations of Adaptec, Inc.
                                               currently operated as the
                                               Software Products Group, as
                                               described in the Roxio, Inc. Form
                                               10, including, without
                                               limitation, the business and
                                               operation responsible for
                                               developing, marketing, and
                                               selling the following products
                                               (i) Easy CD Creator, (ii) GoBack,
                                               (iii) SoundStream, (vi) Toast,
                                               (v) Jam, (vi) TakeTwo and (vii)
                                               WinOnCD and (b) except as
                                               otherwise expressly provided
                                               herein, any terminated, divested
                                               or discontinued businesses or
                                               operations that at the time of
                                               termination, divestiture or
                                               discontinuation primarily related
                                               to the business of the Software
                                               Products Group or Roxio, Inc., as
                                               conducted on the Separation Date
                                               (as defined in the First Amended
                                               Master Separation and
                                               Distribution Agreement between
                                               Adaptec, Inc. and Roxio, Inc.).

                  "PRIOR AGREEMENTS"           means the Technology Research
                                               and Development Cost and Risk
                                               Sharing Agreement by and
                                               between Adaptec, Inc. and AMS,
                                               dated September 1, 1995, as
                                               amended, and the R&D Services
                                               Agreement by and between AMS
                                               and CeQuadrat GmbH, dated July
                                               8, 1999.

                  EQUITY INTEREST"             means all of the equity interest
                                               held by AMS in CG1
                                               Verwaltungsgesellschaft GmbH.

         1.2. Any reference to "completion" shall mean completion of the transfer of the RCI Technology, Equity Interest as set out in
                  Schedule 3 and the Cash Consideration, and the allotment of the ordinary shares in the share capital of Roxio CI, Ltd in consideration thereof.

         1.3 References to Recitals and Clauses are to recitals and clauses of this Agreement, and "Agreement" shall mean this Agreement.

         1.4 The headings in this Agreement are for convenience only and shall not affect the interpretation hereof.

         1.5 Where applicable, words importing the singular include the plural and vice versa, words importing any gender include every gender, references to persons include bodies corporate and unincorporate and references to time shall mean Singapore time.

2.       TRANSFER OF TECHNOLOGY

         2.1 Subject to the terms and conditions of this Agreement, AMS hereby transfers, grants, conveys and assigns to RCI all of its right, title and interest in and to the RCI Technology, the Equity Interest and the Cash Consideration, free from any charges, liens and other encumbrances placed thereon by AMS, exclusive of encumbrances which are agreements with subcontractors to manufacture product for AMS or agreements granting reproduction or distribution rights to (a) OEMs, VARs or similarly situated licensees, or (b) customers with respect to technology which has been escrowed for purposes of ensuring that such customers are provided continued support for the technology in the event of (i) the insolvency of AMS or (ii) the material breach of AMS under its agreement with such customers (collectively, "Permitted Licenses"), and with all rights, benefits and entitlements now or hereafter attaching to such RCI Technology and to such Equity Interest.

         2.2 Subject to the terms and conditions of this Agreement, RCI hereby agrees to issue to AMS the Consideration Shares free from all charges, liens and other encumbrances and with all rights, benefits and entitlements now or hereafter attaching thereto.

         2.3 AMS hereby assigns all of its rights in the Permitted Licenses to RCI.

         2.4 RCI is not obliged to complete the allotment of the Consideration Shares unless the transfer of the RCI Technology, Equity Interest and the Cash Consideration is completed simultaneously with such allotment.

         2.5 AMS covenants that AMS will, without demanding any further consideration therefor, at the request and expense of RCI (except for the value of the time of AMS employees), do (and cause its subsidiaries to do) all lawful and just acts that may be or become necessary for evidencing, maintaining, recording and perfecting RCI's rights to such RCI Technology and the Equity Interest as of the Effective Date, including but not limited to, execution and acknowledgement of (and causing its subsidiaries to execute and acknowledge) assignments and other instruments in a form reasonably required by RCI to evidence the conveyances herein in all jurisdictions in which such RCI Technology and Equity Interest exist.

         2.6 If, after the Separation Date, it is found that the RCI Technology does not include certain technology used before the Effective Date and intended for use by Roxio, Inc. or RCI in the day to day conduct of its business as contemplated in this Agreement or in the Ancillary Agreements, and such technology is not otherwise provided to RCI under this Agreement, AMS will provide RCI such technology under the assignments granted in this Agreement to the extent it is able to do so, but only to the extent such technology is reasonably necessary for Roxio, Inc. or RCI to accomplish such day to day operation of its business.

         2.7 AMS hereby acknowledges and affirms the transfer and licensing of that certain technology and those certain intellectual property rights transferred and licensed under the Master Technology Ownership and License Agreement and the Master Patent Ownership and License Agreement, by and between Roxio, Inc. and Adaptec, Inc., and hereby consents to such transfer and licensing to the extent it may have an interest in the technology and rights transferred and licensed thereunder.

3.       CONSIDERATION

         3.1 The consideration for the allotment of Consideration Shares shall be the net book value of the RCI Technology and Equity Interest held by AMS, together with the Cash Consideration.

         3.2 The consideration for the Consideration Shares shall be satisfied in whole by the allotment and issue by RCI of the Consideration Shares, credited as fully paid up to RCI as set out in Schedule 3.

         3.3 The Consideration Shares shall be allotted and issued on terms that they will rank PARI PASSU in all respects with the existing ordinary shares in the capital of RCI at the date of allotment.

4.       COMPLETION

         4.1 Subject as hereafter provided, completion shall take place at the office of AMS or such other place as the parties hereto may agree in writing on the Completion Date.

         4.2 RCI shall, in consideration of the mutual covenants set out hereinbefore, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, duly execute in favour of AMS the share certificates in respect of the Consideration Shares.

         4.3      RCI shall:

                  (a) prior to or on completion, procure the necessary approval of its Directors/Shareholders in accordance with the requirements of the Laws of Cayman Islands to its entry into this Agreement for the allotment and issue of the Consideration Shares credited as fully paid-up by AMS as set out in Schedule 3 as consideration for the aforesaid allotment;

                  (b) on completion, issue to AMS the Consideration Shares as set out in Schedule 4;

                  (c) on completion, deliver to AMS, the relative share certificate relating to the Consideration Shares; and

                  (c) on completion, deliver to AMS such waivers, consents, approvals and other documents as may be necessary to enable AMS to be registered as the holder of the Consideration Shares.

5.       REPRESENTATIONS AND WARRANTIES

5.1 AMS represents and warrants that, other than the Permitted Licenses, it has granted no license under any of the RCI Technology.

5.2 AMS and RCI each respectively represents and warrants that it has the authority to enter into this Agreement and to grant the rights that it respectively grants in it.

6.       DURATION OF THIS AGREEMENT

         All provisions of this Agreement shall not, so far as they have not been performed at completion, be in any respect extinguished or affected by completion or by any other event or matter whatsoever and shall continue in full force and effect.

7.       ASSIGNMENT

         RCI may assign this Agreement or any technology or right respectively assigned or granted under it.

8.       COSTS AND EXPENSES

         All costs and expenses (including without limitation, legal or other professional fees, taxes and stamp duties) incurred in the preparation, negotiation and execution of this Agreement and related documents shall (whether or not there is completion), be borne by the respective parties accordingly.

9.       NOTICES

         Any notice or request to be given, made or served for any purpose under this Agreement shall be in writing and given, made or served by sending the same by prepaid post or delivering it by hand or sending it by facsimile transmission addressed to the parties at their respective addresses or facsimile numbers, respectively, set out on the execution page or as shall have been notified (in accordance with this Clause) to the other party hereto for the purposes of this Clause and shall be deemed to have been duly served (if by hand or made by facsimile transmission) immediately or (if served by post) 7 days after posting and in proving the same it shall be sufficient to show that the transmission report confirming receipt or the envelope containing the same was duly transmitted, addressed, stamped and posted (as the case may be).

10.      PREVIOUS AGREEMENTS AND AUTHORITY

         10.1 ENTIRE AGREEMENT : This Agreement and the documents referred to herein state the entire agreement, whether oral or in writing, between or among all or any of the parties hereto with respect to the RCI Technology. The rights of AMS to grant licenses or sublicenses under the RCI Technology is hereby terminated.

         10.2 AMENDMENTS : No amendment or variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties hereto.

         10.3 AUTHORITY : Each party represent and warrants that as of the Completion Date it has the full legal right, power and authority to enter into and perform this Agreement.

11.      REMEDIES

         No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any of the parties hereto shall not constitute a waiver by such party of the right to pursue any other available remedies.

12.      SEVERANCE

         If any provision of this Agreement or part thereof is rendered void, illegal or unenforceable by any legislation to which it is subject, it shall be rendered void, illegal or unenforceable to that extent and no further.

13.      ARBITRATION AND APPLICABLE LAW

         13.1 Any dispute arising out of or in connection with this contract, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of Singapore International Arbitration Centre ("SIAC Rules") for the time being in force, which rules are deemed to be incorporated by reference to this clause.

IN WITNESS WHEREOF this Agreement has been entered into the day and year first above written.

SIGNED by                           )
                                    )
for and on behalf of                )
ADAPTEC MFG (S) PTE LTD             )
in the presence of:-                )
                                    )







SIGNED by                           )
                                    )
for and on behalf of                )
ROXIO CI LTD.                       )
in the presence of:-                )
                                    )



For purposes of the transfers provided to Roxio CI Ltd. hereunder, Adaptec, Inc. as a party to the Technology Research and Development Cost and Risk Sharing Agreement by and between Adaptec, Inc. and AMS, dated September 1, 1995, hereby acknowledges and affirms this Agreement as if a party hereto.


SIGNED by                           )
                                    )
for and on behalf of                )
ADAPTEC, INC.                       )
in the presence of:-                )
                                    )